Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Premier Exhibitions, Inc. 2009 Equity Incentive Plan of our report dated May 24, 2012, relating to the consolidated financial statements of Premier Exhibitions, Inc. and subsidiaries as of and for the fiscal year ended February 29, 2012.

/s/ Cherry, Bekaert & Holland, L.L.P.
Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

October 23, 2012